As filed with the Securities and Exchange Commission on February 3, 2006

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

CNX GAS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	20-3170639
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

4000 Brownsville Road

South Park, PA 152129

(412) 854-6719

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

CONSOL ENERGY INC. INVESTMENT PLAN FOR SALARIED EMPLOYEES

(Full title of the plan)

Stephen W. Johnson

Senior Vice President and General Counsel

CNX GAS CORPORATION

4000 Brownsville Road

South Park, PA 15129

(412) 854-6719

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Lewis U. Davis, Jr., Esq.

Jeremiah G. Garvey, Esq.

Buchanan Ingersoll PC

One Oxford Centre

301 Grant Street, 20th Floor

Pittsburgh, PA 15219

(412) 562-8800

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee
Common Stock, $0.01 par value	3,900,000	$24.30	$94,770,000	$10,141
Total	3,900,000		$94,770,000	$10,141

(1)	Pursuant to Rule 416 under the Securities Act of 1933, as amended, this Registration Statement also covers an indeterminate number of shares of common stock, $.01 par value per share (the “Common Stock”) of CNX Gas Corporation (“CNX Gas”, “our” or “we”) that may be offered or issued by reason of stock splits, stock dividends or similar transactions. In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.

(2)	Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(c) and (h). The proposed maximum offering price per share, proposed maximum aggregate offering price and the amount of the registration fee are based on the average of the high and low prices of the Common Stock reported on the New York Stock Exchange on January 31, 2006.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Not required to be included in this Form S-8 Registration Statement pursuant to the introductory Note to Part I of Form S-8.

PART II

INFORMATION REQUIRED IN THIS REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The following documents, which have been previously filed by CNX Gas with the Securities and Exchange Commission are incorporated by reference herein and shall be deemed to be part of this Registration Statement:

(a) Prospectus filed pursuant to Rule 424(b)(3) relating to Registration Statement on Form S-1 (file no. 333-127483);

(b) The Annual Report for the CONSOL Energy Inc. Investment Plan for Salaried Employees (the “Plan”) on Form 11-K for the year ended December 31, 2004, filed June 29, 2005 (file no. 001-14901);

(c) The Annual Report for the Plan on Form 11-K for the year ended December 31, 2003, filed June 29, 2004 (file no. 001-14901); and

(d) The description of the common stock contained in CNX Gas’ Registration Statement on Form 8-A, filed January 17, 2006 (file no. 001-32723), and any amendment or report filed for the purposes of updating such description.

All documents subsequently filed by CNX Gas with the Securities and Exchange Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part of this Registration Statement from the date of filing of such documents.

Item 4.	Description of Securities.

Not applicable.

Item 5.	Interests of Named Experts and Counsel.

Not applicable.

Item 6.	Indemnification of Directors and Officers.

Limitation of Liability and Indemnification Matters

CNX Gas’ certificate of incorporation limits the liability of directors for monetary damages for breach of fiduciary duty, except to the extent such exemption from liability is not permitted under Delaware law. Additionally, the Delaware General Corporation Law (“DGCL”) and our bylaws provide for indemnification of our officers and directors for liabilities and expenses that they may incur in such capacities. Our bylaws provide that we shall indemnify our officers and directors to the fullest extent permitted by Delaware law, including some instances in which indemnification is otherwise discretionary under Delaware law. Section 145 (“Section 145”) of the DGCL provides that a Delaware corporation may indemnify any person who was, is or is threatened to be made, party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was an officer, director, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorney’s fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation’s best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his conduct was illegal. A Delaware corporation may indemnify any persons who are, were or are threatened to be made, a party to any threatened, pending or completed action or suit by or in the right of the corporation by reasons of the fact that such person is or was a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit, provided such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation’s best interests, provided that no indemnification is permitted without judicial approval if the officer, director, employee or agent is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses which such officer or director has actually and reasonably incurred. Our bylaws also provides that CNX Gas must pay expenses incurred in defending any such proceeding in advance of its final disposition upon delivery of an undertaking, by or on behalf of an indemnified person, to repay all amounts so advanced if it should be determined ultimately that such person is not entitled to be indemnified under this section or otherwise. The indemnification rights set forth above shall not be exclusive of any other right which an indemnified person may have or hereafter acquire under any statute, provision of our amended and restated certificate of incorporation, our bylaws, agreement, vote of stockholders or disinterested directors or otherwise. Reference is made to our certificate of incorporation and bylaws filed as Exhibits 3.1 and 3.2 respectively, hereto.

Section 145 further authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would otherwise have the power to indemnify him under Section 145. We have an insurance policy which insures the directors and officers of CNX Gas against certain liabilities which might be incurred in connection with the performance of their duties. The insurer is permitted to pay amounts on our behalf to the directors and officers for which we have granted indemnification.

Item 7.	Exemption from Registration Claimed.

Not applicable.

Item 8.	Exhibits.

EXHIBITS

EXHIBIT NUMBER	DESCRIPTION

4.1	Amended and Restated Certificate of Incorporation of CNX Gas Corporation is incorporated by reference to Exhibit 3.1 to Amendment No. 1 to Registration Statement Form S-1 (Registration No. 333-127483) filed on September 29, 2005.

4.2	Amended and Restated By-Laws of CNX Gas Corporation are incorporated by reference to Exhibit 3.2 to Amendment No. 1 to Registration Statement Form S-1 (Registration No. 333-127483) filed on September 29, 2005.

23.1	Consent of PricewaterhouseCoopers LLP

23.2	Consent of McCrory & McDowell LLC

23.3	Consent of Schlumberger Data and Consulting Services

23.4	Consent of Ralph E. Davis Associates, Inc.

24.1	Power of Attorney (included in Signature Page)

The CONSOL Energy Inc. Investment Plan For Salaried Employees and any amendment thereto has been submitted to the Internal Revenue Service in a timely manner and all changes required by the Internal Revenue Service in order to qualify the plan will, or have been, made.

Item 9.	Undertakings.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or in the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement;

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

Paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, CNX Gas certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this registration statement on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pittsburgh, State of Pennsylvania, on the 3rd day of February, 2006.

CNX GAS CORPORATION

By:	/s/ NICHOLAS J. DEIULIIS
Nicholas J. DeIuliis
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, the administrator of the CONSOL Energy Inc. Investment Plan For Salaried Employees has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pittsburgh, State of Pennsylvania, on February 3, 2006.

CONSOL ENERGY INC. INVESTMENT PLAN FOR SALARIED EMPLOYEES

By:	/s/ PATRICIA A. LANG
Name:	Patricia A. Lang
Title:	Vice President - Human Resources of CONSOL Energy Inc. and Chairperson of the Investment Plan Committee
On behalf of the Investment Plan Committee as Plan Administrator

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each director and officer whose signature appears below constitutes and appoints Stephen W. Johnson and Gary J. Bench, and each of them acting singly, as his true and lawful attorney-in-fact and agent, with full powers of substitution and re-substitution, for him in his name, place and stead, to sign in any and all capacities any and all amendments (including post-effective amendments) to this registration statement on Form S-8 and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that such attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the date indicated:

Signatures	Title	Date

/s/ NICHOLAS J. DEIULIIS Nicholas J. DeIuliis	Chief Executive Officer, President and Director (Principal Executive Officer)	February 3, 2006

/s/ GARY J. BENCH Gary J. Bench	Chief Financial Officer (Principal Financial and Accounting Officer)	February 3, 2006

/s/ PHILIP W. BAXTER Philip W. Baxter	Chairman of the Board of Directors	February 3, 2006

/s/ J. BRETT HARVEY J. Brett Harvey	Director	February 3, 2006

/s/ JAMES E. ALTMEYER, SR. James E. Altmeyer, Sr.	Director	February 3, 2006

/S/ RAJ K. GUPTA Raj K. Gupta	Director	February 3, 2006

/S/ JOHN R. PIPSKI John R. Pipski	Director	February 3, 2006

/S/ WILLIAM J. LYONS William J. Lyons	Director	February 3, 2006

EXHIBIT INDEX

EXHIBIT NUMBER	DESCRIPTION

4.1	Amended and Restated Certificate of Incorporation of CNX Gas Corporation is incorporated by reference to Exhibit 3.1 to Amendment No. 1 to Registration Statement Form S-1 (Registration No. 333-127483) filed on September 29, 2005.

4.2	Amended and Restated By-Laws of CNX Gas Corporation are incorporated by reference to Exhibit 3.2 to Amendment No. 1 to Registration Statement Form S-1 (Registration No. 333-127483) filed on September 29, 2005.

23.1	Consent of PricewaterhouseCoopers LLP

23.2	Consent of McCrory & McDowell LLC

23.3	Consent of Schlumberger Data and Consulting Services

23.4	Consent of Ralph E. Davis Associates, Inc.

24.1	Power of Attorney (included in Signature Page)